Exhibit 10.1
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of this ____ day of ________, 2021, between AMERICAN NATIONAL GROUP, INC., a Delaware corporation (the “Company”), and [NAME] (the “Recipient”).
1.Award. As of the date of this Agreement and upon execution of this Agreement, [____________] restricted stock units (“Restricted Stock Units”) shall be issued to the Recipient as hereinafter provided subject to certain restrictions thereon. The Recipient hereby accepts the Restricted Stock Units, subject to the terms and conditions of this Agreement.
2.Vesting and Settlement.
(a)Vesting by Required Service. Provided that the Recipient serves continuously as a director or advisory director of the Company until such date, the Restricted Stock Units shall become vested (then, “Vested RSUs”) on May 1, 2022 (“Required Service”):
(b)Vesting by Retirement, Death, Disability or Change of Control. Notwithstanding anything to the contrary in Section 2(a), upon the first to occur of Retirement, Death, Disability or Change of Control, each as defined below (a “Vesting Acceleration Date”), any Restricted Stock Units that had not previously vested shall become vested, but only if the Recipient has served continuously as a director or advisory director of the Company until the Vesting Acceleration Date. For purposes of this Agreement, the following terms shall have the following respective meanings:
(i)“Retirement” shall occur on the effective date of the Recipient’s retirement as a director or advisory director of the Company at or after attaining the age of 65.
(ii)“Death” shall be the date of the Recipient’s death.
(iii)“Disability” shall be the date the Company determines, in good faith, that, by reason of a physical or mental condition that has existed for thirty days or more, the Recipient is no longer able to perform the material duties of a director or an advisory director of the Company, at which time the Recipient’s services as a director or advisory director of the Company shall terminate.
(iv)“Change of Control” shall mean the occurrence of any of the following events:
(A)there is a change in ownership of the Company’s outstanding securities after the date of this Agreement that causes any Person (including any group of Persons within the meaning of Rule 13d-5 under the Exchange) other than an Excluded Owner to become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors;
(B)the Board of Directors of the Company shall approve the sale of all or substantially all of the assets of the Company; or

Exhibit 10.1
(C)the Board of Directors of the Company shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (A) above, but in each case, to the extent the Restricted Stock Units granted hereunder are subject to Section 409A of the Internal Revenue Code of 1986, as amended, such event constitutes a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).
(v)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.
(vi)“Excluded Owner” shall mean following Persons, and each of them: Moody National Bank, The Moody Foundation, Moody Medical Research Institute and Moody Methodist Church, together with any director, manager or trustee thereof.
(vii)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Rule 13d-5 under the Exchange Act.
(c)Beneficiary upon Death. Notwithstanding anything to the contrary contained in any will or testament previously or in the future executed by the Recipient, and notwithstanding any other beneficiary designation or instructions previously provided by the Recipient, the Recipient hereby designates the following person as the beneficiary of any Restricted Stock Units vesting upon the Recipient’s Death:

Beneficiary
Street Address
City
State
Zip
Such beneficiary designation may be revoked or modified by written notice of the Recipient to the Company. If all of the beneficiary blanks above are not completed and the Recipient has not provided another valid beneficiary designation, the Recipient’s estate will be the beneficiary in the event of the Recipient’s death. If the Recipient has provided or provides another valid designation of beneficiary for any Restricted Stock Units vesting upon the Recipient’s Death and a completed and valid designation is not provided above, the other beneficiary designation will be honored.
Any references to the “Recipient” herein shall in the event of the Recipient’s death mean the beneficiary as provided in this Section 2(c).
(d)Settlement of Vested RSUs.
(i)Any Restricted Stock Units that become Vested RSUs shall be settled, solely in cash, as soon as administratively practicable after the date such Restricted Stock Units become Vested RSUs. Notwithstanding any provision in this Agreement to the contrary, no shares of the Company’s common stock, or any other securities of the Company, shall be issued in settlement of any Restricted Stock Units. Subject to the provisions of Section 2(d)(ii), Restricted Stock Units shall be settled by the

Exhibit 10.1
Company by paying the Recipient an amount equal to (A) the number of Vested RSUs multiplied by (B) the unweighted average of the closing prices of the Company’s common stock on the Company’s Principal Stock Exchange (as defined below) for the 20 trading days immediately preceding the date on which such Restricted Stock Units become Vested RSUs. Delivery of the payment may be made to the Recipient at the Recipient’s last address reflected in the records of the Company. Neither the Recipient nor any of the Recipient’s successors, heirs, assigns or personal representatives shall have any rights or interests in the Company’s common stock or any other rights or interests in the Vested RSUs that are settled in accordance with this Section 2(d). Notwithstanding anything herein to the contrary, the Company has no obligation to make the payment prescribed by this Section 2(d) if counsel to the Company determines that such payment would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Company’s common stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action to comply with any such law, rule, regulation or agreement in order to make such payment.
(ii)The Company shall, upon request, provide the Recipient with a “Settlement Option Notice” form, as described herein. A Settlement Option Notice may be used by a the Recipient to provide instructions to the Company on settlement of Vested RSUs and any requested tax withholdings therefrom. Unless the Recipient completes, signs and delivers to the Company a Settlement Option Notice in the manner and by the deadline prescribed by the Settlement Option Notice, the Company shall withhold all federal taxes, and may withhold any state, local and other taxes, applicable to the vesting and settlement of Vested RSUs at the time of such settlement. Such withholding shall be at rates required by and otherwise in accordance with applicable laws and regulations. The Company shall obtain the cash necessary for such withholding by reducing the dollar amount paid upon settlement of the Vested RSUs.
(iii)The term “Principal Stock Exchange” means the principal securities exchange or association upon which the Company’s common stock is listed or quoted and that is open for 20 trading days prior to the date on which the Restricted Stock Units vest.
3.Restrictions on and Limitations of Restricted Stock Units.
(a)Restrictions on Transfer. Except for Restricted Stock Units that transfer to the Recipient’s beneficiary upon the Recipient’s death, the Restricted Stock Units, whether or not vested, may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.
(b)Forfeiture of Restricted Stock Units. In the event the Recipient’s service as a director or an advisory director of the Company terminates prior to an Acceleration Vesting Date for any reason, other than Retirement, Death or Disability, the Recipient shall, for no consideration, forfeit all Restricted Stock Units that were not vested on such date (for the avoidance of doubt, taking into account the vesting acceleration provisions of Section 2(b)).

Exhibit 10.1
(c)Rights Associated With Units. The Restricted Stock Units do not confer any dividend rights, voting rights or any other rights as a shareholder of the Company. The Restricted Stock Units shall be evidenced only by the books of the Company, and no certificate shall be issued in respect thereof.
(d)Corporate Acts. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Stock Units pursuant to a plan of reorganization of the Company.
(e)Securities Regulation. The Restricted Stock Units may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.
4.Service Relationship. For purposes of this Agreement, the Recipient shall be considered to be a director or an advisory director of the Company as long as the Recipient remains a director or an advisory director of the Company or any successor corporation. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Company, and its determination shall be final.
5.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing and if made in accordance with any form, content and timing requirements provided herein. In the case of the Recipient, such notices or communications shall be effectively delivered if hand delivered to the Recipient at his principal place of employment or if sent by registered or certified mail to the Recipient at the last address he has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
6.Construction and Administration. The Board of Directors of the Company has the power to construe this Agreement. The Board of Directors of the Company also has the authority, in the exercise of its sole and exclusive discretion, to correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem appropriate. The determinations and actions of the Board of Directors shall be conclusive.
7.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Recipient.
8.Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
[Signature Page Follows; Remainder of Page Left Blank]

Exhibit 10.1
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all as of the date first above written.
AMERICAN NATIONAL GROUP, INC.
By:____________________________________
James E. Pozzi
President and Chief Executive Officer
____________________________________
[NAME], Recipient
[Signature Page to Restricted Stock Unit Agreement]